UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event reported: April 10, 2015

NovaBay Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33678	68-0454536
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5980 Horton Street, Suite 550, Emeryville, CA 94608

(Address of Principal Executive Offices) (Zip Code)

(510) 899-8800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Chairman of the Board

On April 10, 2015, the NovaBay Pharmaceuticals, Inc. Board of Directors appointed Mark M. Sieczkarek as the Chairman of the Board of NovaBay. Mr. Sieczkarek is an independent director of the Board, and replaces Ramin (“Ron”) Najafi, who continues to serve as NovaBay’s Chief Executive Officer and President. Because Mr. Sieczkarek is already considered an independent director, there is no need for a Lead Independent Director and Alex McPherson has ceased to be Lead Independent Director.

Directors Not Standing for Reelection

On April 10, 2015, each of Tony D.S. Wicks and Charles J. Cashion informed the NovaBay Board of Directors that they would not be standing for reelection at the NovaBay 2015 Annual Meeting of Stockholders (the “Annual Meeting”). After the Annual Meeting the total number of directors will be seven (7).

Appointment of New Chairs of Board Committees

On April 10, 2015, the NovaBay Pharmaceuticals, Inc. Board of Directors approved two committee appointments to take effect after the Annual Meeting. Gail Maderis will replace Mr. Cashion as chair of the Audit Committee of the Board, and Mark Sieczkarek will replace Mr. Wicks as chair of the Compensation Committee of the Board.

Appointment of New Director

On April 10, 2015, the Board of Directors of NovaBay elected LI Xinzhou (“Mr. Li”) as a member of the Board of Directors, to serve as a Class II director. The next election by stockholders of Class II directors will occur at the 2015 annual meeting of stockholders.  The election of Mr. Li brings the current total number of directors to nine (9) and, with the commencement of the Annual Meeting, the total number of directors will be reduced to seven (7).

It is not currently contemplated that Mr. Li will be appointed to any committees of the Board of Directors, or receive any compensation as a director.

There have been no transactions in the past two years to which NovaBay or any of its subsidiaries was or is to be a party, in which Mr. Li had, or will have, a direct or indirect material interest, except as follows:

1.     On January 9, 2012, NovaBay entered into a Distribution Agreement (the “Pioneer Distribution Agreement”) with Pioneer Pharma Co. Ltd., (“Pioneer”) a Shanghai-based company that markets high-end pharmaceutical products into China, of which Mr. Li was Chairman and CEO, for the commercialization of NovaBay’s product NeutroPhase. The Pioneer Distribution Agreement covers distribution in the People’s Republic of China, excluding Hong Kong, Macau and Taiwan. Under the terms of the Pioneer Distribution Agreement, NovaBay received an upfront payment of $312,500, with the potential for additional payments totaling $937,500 that may be triggered by certain regulatory milestones pre-commercial launch.

2.     On September 13, 2012, NovaBay entered into an International Distribution Agreement (the “Naqu Distribution Agreement”) with Naqu Area Pioneer Pharma Co. Ltd. (“Naqu Pioneer”), a Shanghai-based company that markets high-end pharmaceutical products into China, of which Mr. Li was Chairman and CEO, for the commercialization of NeutroPhase. The Naqu Distribution Agreement supplements the Pioneer Distribution Agreement. The Naqu Distribution Agreement covers distribution in Hong Kong, Macau, Taiwan, Singapore, Malaysia, Indonesia, Myanmar, Philippines, Thailand, Vietnam, Brunei, Cambodia and Laos (the “Territories”). Under the terms of the Naqu Distribution Agreement: NovaBay received upfront payments totaling $500,000 in 2012, with the potential for additional payments totaling $200,000 that may be triggered if certain regulatory milestones are met pre-commercial launch; Naqu Pioneer will pay for the registration costs, but NovaBay will be required to reimburse a portion of the payments referenced above; this reimbursement will be credited against future purchases of the product at a fixed price per bottle purchase; the credit may be payable by NovaBay in unregistered NovaBay common stock; NovaBay will export NeutroPhase finished product to Naqu Pioneer for sale in the Asian countries covered following its expected approval; and NovaBay will receive payments for units of NeutroPhase shipped, less deductions specified in the Distribution Agreement.

3.     On September 13, 2012, NovaBay Pharmaceuticals, Inc. entered into a Unit Purchase Agreement with Pioneer Pharma (Singapore) Pte Ltd. (“Pioneer Singapore”), of which Mr. Li was Chairman and CEO, pursuant to which NovaBay would issue 2,000,000 units to Pioneer Singapore for $1.25 per unit, each unit consisting of one share of NovaBay common stock and a warrant to purchase a share of common stock. Pursuant to the terms of the Unit Purchase Agreement, 800,000 units were issued on September 13, 2012, and the remaining 1,200,000 units were purchased on November 5, 2012. The warrants issued pursuant to this agreement are referred to as the “Warrants”.

4.     On May 9, 2013, NovaBay and Pioneer Singapore entered into a Warrant Amendment Agreement under which the term of the Warrants had been extended to November 29, 2013, and in consideration of the extension Pioneer Singapore would guarantee the exercise of the Warrants prior to such date.

5.     On November 25, 2013, NovaBay Pharmaceuticals, Inc. entered into a Common Stock Purchase Agreement with Pioneer Singapore, pursuant to which: (a) Pioneer Singapore agreed to purchase from NovaBay, and NovaBay agreed to sell to Pioneer Singapore, five million shares of NovaBay’s common stock for aggregate gross proceeds to NovaBay of $5.7 million; and (b) NovaBay and Pioneer Singapore agreed to cancel the Warrants and the obligation of Pioneer Singapore to exercise the Warrants.

6.     On January 2, 2014, NovaBay and each of Pioneer and Naqu Pioneer entered into an Assignment and Assumption Agreement pursuant to which Pioneer assigned to Naqu Pioneer all of Pioneer’s rights under the Pioneer Distribution Agreement.

8.     In February 2014, and May 2014, Pioneer Singapore disgorged to NovaBay $29,742.90 and $75,000, respectively, pursuant to the provisions of Section 16 of the Securities Exchange Act of 1934, in connection with certain purchases of NovaBay common stock that were matched against deemed sales as a result of the cancellation of the Warrants.

7.     On December 30, 2014, NovaBay and each of Pioneer and Naqu Pioneer amended the Pioneer Distribution Agreement and Naqu Distribution Agreement, respectively, to include exclusive licensing rights to two new products, CelleRx™ and i-Lid™ Cleanser, developed internally NovaBay. The amendments cover the commercialization and distribution of these products in China and 11 countries in Southeast Asia.

9.     On March 3, 2015, NovaBay entered into a definitive securities purchase agreement (the “Purchase Agreement”) with certain purchasers identified on the signature pages thereto (the “Purchasers”), pursuant to which NovaBay issued to the Purchasers immediately separable units (the “Units”) comprising shares (the “Shares”) of the Company’s common stock, warrants with a 5-year term (the “Long-Term Warrants”) to purchase additional shares of the Company’s common stock at $0.65 per share, and warrants with a 15-month term (the “Short-Term Warrants,” and together with the “Long-Term Warrants,” the “Warrants” ) to purchase additional shares of the Company’s common stock at $0.60 per share (the “Private Placement”). Pioneer Singapore participated in the Private Placement, purchasing 2,590,000 Units for an aggregate purchase price of $1,554,000, receiving therefor 2,590,000 Shares, Long-Term Warrants to purchase 1,942,500 shares of the Company’s common stock, and Short-Term Warrants to purchase 2,590,000 shares of the Company’s common stock. In connection with the Private Placement NovaBay entered into a registration rights agreement with the purchasers pursuant to which NovaBay has filed a registration statement with the Securities and Exchange Commission registering the offer and sale of the shares (including shares underlying the Warrants).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovaBay Pharmaceuticals, Inc. (Registrant)

By:	/s/ Thomas Paulson
Thomas J. Paulson
Chief Financial Officer and Treasurer

Dated: April 13, 2015